Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Third Quarter 2016 Operating Results

Three Month Results

• Net revenue increased 10.5% to $387.5 million
• Net income was $85.1 million
• Adjusted EBITDA increased 11.5% to $177.3 million

Three Month Acquisition-Adjusted Results

• Acquisition-adjusted net revenue increased 3.6% • Acquisition-adjusted EBITDA increased 3.9%

Baton Rouge, LA – November 3, 2016 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2016.

“We are very pleased with the third quarter results, which turned out better than we had anticipated, thanks in part to a pick up in political spending and continued strength in our digital platform,” said Lamar CEO Sean Reilly. “We expect to finish the year at the upper end of our previously provided AFFO guidance of $4.85 to $5.00 per share.”

Third Quarter Highlights
• Same unit digital revenue increased 6.6% • FFO increased $7.4 million • AFFO increased $11.3 million • Diluted AFFO per share increased 7.9%

Third Quarter Results

Lamar reported net revenues of $387.5 million for the third quarter of 2016 versus $350.7 million for the third quarter of 2015, a 10.5% increase. Operating income for the third quarter of 2016 was $119.8 million as compared to $111.6 million for the same period in 2015. Lamar recognized net income of $85.1 million for the third quarter of 2016 compared to net income of $86.0 million for same period in 2015. Net income per diluted share was $0.87 and $0.89 for the three months ended September 30, 2016 and 2015, respectively.

Adjusted EBITDA for the third quarter of 2016 was $177.3 million versus $159.0 million for the third quarter of 2015, an increase of 11.5%.

Cash flow provided by operating activities increased 1.2% to $126.8 million for the three months ended September 30, 2016 as compared to the same period in 2015. Free cash flow for the third quarter of 2016 was $116.0 million as compared to $108.7 million for the same period in 2015, a 6.7% increase.

For the third quarter of 2016, Funds From Operations, or FFO, was $130.9 million versus $123.5 million for the same period in 2015, an increase of 6.0%. Adjusted Funds From Operations, or AFFO, for the third quarter of 2016 was $134.0 million compared to $122.6 million for the same period in 2015, a 9.2% increase. Diluted AFFO per share increased 7.9% to $1.37 for the three months ended September 30, 2016 as compared to $1.27 for the same period in 2015.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the third quarter of 2016 increased 3.6% over Acquisition-adjusted net revenue for the third quarter of 2015. Acquisition-adjusted EBITDA increased 3.9% as compared to Acquisition-adjusted EBITDA for the third quarter of 2015. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2015 period for acquisitions and divestitures for the same time frame as actually owned in the 2016 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Nine Months Results

Lamar reported net revenues of $1.1 billion for the nine months ended September 30, 2016 versus $997.4 million for the same period in 2015, an 11.6% increase. Operating income for the nine months ended September 30, 2016 was $323.7 million as compared to $278.2 million for the same period in 2015. Lamar recognized net income of $218.3 million for the nine months ended September 30, 2016 as compared to net income of $186.0 million for the same period in 2015. Net income per diluted share was $2.23 and $1.93 for the nine months ended September 30, 2016 and 2015, respectively. In addition, Adjusted EBITDA for the nine months ended September 30, 2016 was $483.8 million versus $432.9 million for the same period in 2015, an 11.8% increase.

Cash flow provided by operating activities increased to $337.8 million for the nine months ended September 30, 2016, as compared to $313.5 million in the same period in 2015. Free cash flow for the nine months ended September 30, 2016 increased 12.3% to $306.4 million as compared to $272.7 million for the same period in 2015.

For the nine months ended September 30, 2016, FFO was $349.0 million versus $312.5 million for the same period in 2015, an 11.7% increase. AFFO for the nine months ended September 30, 2016 was $360.0 million compared to $319.5 million for the same period in 2015, a 12.7% increase. Diluted AFFO per share increased to $3.69 for the nine months ended September 30, 2016, as compared to $3.32 in the comparable period in 2015, an increase of 11.1%.

Liquidity

As of September 30, 2016, Lamar had $222.4 million in total liquidity that consisted of $184.9 million available for borrowing under its revolving senior credit facility and approximately $37.5 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•	We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•	Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•	We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate non-controlling interest.

•	We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash tax expense (benefit); (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing and debt issuance costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and gain (loss) on disposition of assets.

•	Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Rather, Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provide investors with a meaningful measure for evaluating our period-over-period operating performance because they eliminate items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measure, have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, November 3, 2016 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	40026121
Available through Thursday, November 10, 2016 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, November 10, 2016 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 325,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,500 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net revenues	$387,516	$350,701	$1,113,577	$997,427

Operating expenses (income)
Direct advertising expenses	131,778	121,676	393,228	350,859
General and administrative expenses	64,087	57,096	191,804	171,239
Corporate expenses	14,401	12,926	44,712	42,411
Stock-based compensation	8,358	6,121	19,650	17,508
Depreciation and amortization	49,307	46,441	152,729	144,396
Gain on disposition of assets	(189)	(5,203)	(12,221)	(7,230)

	267,742	239,057	789,902	719,183

Operating income	119,774	111,644	323,675	278,244
Other (income) expense
Interest income	(2)	(2)	(6)	(28)
Loss on extinguishment of debt	—	—	3,198	—
Interest expense	31,102	24,709	92,469	73,953

	31,100	24,707	95,661	73,925

Income before income tax expense	88,674	86,937	228,014	204,319
Income tax expense	3,613	972	9,730	18,278

Net income	85,061	85,965	218,284	186,041
Preferred stock dividends	91	91	273	273

Net income applicable to common stock	$84,970	$85,874	$218,011	$185,768

Earnings per share:
Basic earnings per share	$0.87	$0.89	$2.25	$1.93

Diluted earnings per share	$0.87	$0.89	$2.23	$1.93

Weighted average common shares outstanding:
- basic	97,254,125	96,541,766	97,056,456	96,220,306
- diluted	97,881,878	96,602,429	97,631,606	96,284,482
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$177,250	$159,003	$483,833	$432,918
Interest, net	(29,768)	(23,533)	(88,470)	(70,427)
Current tax expense	(4,122)	(2,278)	(9,880)	(8,706)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(27,312)	(24,399)	(78,825)	(80,764)

Free Cash Flow	$115,957	$108,702	$306,385	$272,748

OTHER DATA (continued):

			September 30, 2016	December 31, 2015
Selected Balance Sheet Data:
Cash and cash equivalents			$37,479	$22,327
Working capital			$96,151	$44,902
Total assets			$3,902,520	$3,363,744
Total debt, net of deferred financing costs (including current maturities)			$2,380,022	$1,891,450
Total stockholders’ equity			$1,056,306	$1,021,059

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Selected Cash Flow Data:
Cash flows provided by operating activities	$126,801	$125,253	$337,826	$313,470
Cash flows used in investing activities	$(46,172)	$(85,637)	$(597,085)	$(195,714)
Cash flows (used in) provided by financing activities	$(84,619)	$(36,797)	$273,496	$(112,677)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$126,801	$125,253	$337,826	$313,470
Changes in operating assets and liabilities	18,850	8,798	53,488	45,160
Total capital expenditures	(27,312)	(24,399)	(78,825)	(80,764)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(2,291)	(859)	(5,831)	(4,845)

Free cash flow	$115,957	$108,702	$306,385	$272,748

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$177,250	$159,003	$483,833	$432,918
Less:
Stock-based compensation	8,358	6,121	19,650	17,508
Depreciation and amortization	49,307	46,441	152,729	144,396
Gain on disposition of assets	(189)	(5,203)	(12,221)	(7,230)

Operating Income	119,774	111,644	323,675	278,244
Less:
Interest income	(2)	(2)	(6)	(28)
Loss on extinguishment of debt	—	—	3,198	—
Interest expense	31,102	24,709	92,469	73,953
Income tax expense	3,613	972	9,730	18,278

Net income	$85,061	$85,965	$218,284	$186,041

Capital expenditure detail by category:
Billboards - traditional	$10,950	$8,939	$34,322	$21,628
Billboards - digital	9,283	9,864	24,757	40,002
Logo	2,160	2,112	5,421	7,159
Transit	387	84	603	246
Land and buildings	2,956	1,706	8,504	5,845
Operating equipment	1,576	1,694	5,218	5,884

Total capital expenditures	$27,312	$24,399	$78,825	$80,764

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,
	2016	2015	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$387,516	$350,701	10.5%
Acquisitions and divestitures	—	23,466

Acquisition-adjusted results-net revenue	$387,516	$374,167	3.6%
Reported direct advertising and G&A expenses	$195,865	$178,772	9.6%
Acquisitions and divestitures	—	11,809

Acquisition-adjusted results-direct advertising and G&A expenses	$195,865	$190,581	2.8%
Outdoor operating income	$191,651	$171,929	11.5%
Acquisitions and divestitures	—	11,657

Acquisition-adjusted results-outdoor operating income	$191,651	$183,586	4.4%
Reported corporate expenses	$14,401	$12,926	11.4%
Acquisitions and divestitures	—	72

Acquisition-adjusted results-corporate expenses	$14,401	$12,998	10.8%
Adjusted EBITDA	$177,250	$159,003	11.5%
Acquisitions and divestitures	—	11,585

Acquisition-adjusted EBITDA	$177,250	$170,588	3.9%

(a)	Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2015 for acquisitions and divestitures for the same time frame as actually owned in 2016.

	Three months ended September 30,
	2016	2015
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating Income	$191,651	$171,929
Less: Corporate expenses	14,401	12,926
Stock-based compensation	8,358	6,121
Depreciation and amortization	49,307	46,441
Plus: Gain on disposition of assets	189	5,203

Operating Income	$119,774	$111,644

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income	$85,061	$85,965	$218,284	$186,041
Depreciation and amortization related to real estate	46,327	42,554	142,394	132,931
Gain from disposition of real estate assets and investments	(546)	(5,125)	(12,020)	(6,924)
Adjustment for unconsolidated affiliates and non-controlling interest	52	96	318	446

Funds From Operations	$130,894	$123,490	$348,976	$312,494

Straight-line (income) expense	(46)	(22)	231	181
Stock-based compensation expense	8,358	6,121	19,650	17,508
Non-cash portion of tax provision	(509)	(1,306)	(150)	9,572
Non-real estate related depreciation and amortization	2,980	3,887	10,335	11,465
Amortization of deferred financing costs	1,332	1,174	3,993	3,498
Loss on extinguishment of debt	—	—	3,198	—
Capitalized expenditures—maintenance	(9,005)	(10,610)	(25,942)	(34,746)
Adjustment for unconsolidated affiliates and non-controlling interest	(52)	(96)	(318)	(446)

Adjusted Funds From Operations	$133,952	$122,638	$359,973	$319,526

Divided by weighted average diluted common shares outstanding	97,881,878	96,602,429	97,631,606	96,284,482

Diluted AFFO per share	$1.37	$1.27	$3.69	$3.32